                                            Registration No.____________________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                  COHU, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           DELAWARE                                           95-1934119
- -----------------------------------              ------------------------------------
(State or other jurisdiction                     (I.R.S. employer identification no.)
 of incorporation or organization)

                            5755 KEARNY VILLA ROAD
                              SAN DIEGO, CA  92123
             ----------------------------------------------------
             (Address of principal executive offices)  (Zip code)

                                  COHU, INC.
                            1994 STOCK OPTION PLAN
                           ------------------------
                           (Full title of the plan)


                               CHARLES A. SCHWAN
                      VICE PRESIDENT - FINANCE, SECRETARY
                                  COHU, INC.
                            5755 KEARNY VILLA ROAD
                              SAN DIEGO, CA 92123
                    --------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  619/235-5000

This registration statement, including all exhibits and attachments, contains 14 pages. The exhibit index may be found on page 9 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.





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

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------
                                                   Proposed               Proposed
Title of                                           maximum                maximum
securities                Amount                   offering               aggregate           Amount of
to be                     to be                    price per              offering            registration
registered                registered               share(1)               price(1)            fee
- -----------------------------------------------------------------------------------------------------------
1994 Stock Option Plan
- ----------------------
Common Stock                 94,000                 $22.63                $2,127,220
Par Value $1.00             325,000                  $8.06                $2,619,500
                              6,000                  $9.69                   $58,140
                             15,000                 $19.50                  $292,500

TOTAL                       440,000                                       $5,097,360           $1,757.71





________________________

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee and subject to the minimum registration fee of $100 pursuant to Section 6(b) of the Securities Act of 1993, as amended.
      As to shares subject to outstanding but unexercised options, the price is computed on the basis of the exercise price. As to the remaining shares, the price is based upon the average of the high and low prices of the Common Stock on June 26, 1995, as reported on the National Association of Securities Dealers Automated Quotations system.

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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

                 Cohu, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                 (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1994.

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                 (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                 The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

                 Inapplicable.

Item 6.  Indemnification of Directors and Officers

                 The bylaws of the Company provide that any person who was or is made a party to, or is threatened to be made a party to or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact





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
that such person is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law and may be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification) reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer or employee and inure to the benefits of his or her heirs, executors and administrators.

                 The Board of Directors is authorized to, and has entered into contracts with its directors and executive officers, and may in the future continue to do so, to provide for indemnification rights equivalent to, or if the Board of Directors approves, greater than those provided for in the corporate bylaws.

                 Section 145 of the Delaware General Corporation Law provides that the Company may indemnify its agents, including directors, officers, and employees, against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with any proceeding other than an action by or in the right of the Company, provided such agent acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal proceedings, had no reasonable cause to believe the conduct was unlawful. In actions by or in the right of the company, the Company may indemnify an agent for expenses actually and reasonably incurred in connection with the defense or settlement of such action if that agent acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company. However, no indemnification shall be made for any action for which the agent was adjudged to be liable to the Company or for amounts paid in settlement to the Company unless a court determines that the agent is entitled to indemnity. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with such defense.

Item 7.  Exemption From Registration Claimed

                 Inapplicable.

Item 8.  Exhibits

                 See Exhibit Index.





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
Item 9.  Undertakings

                 (a)        Rule 415 Offering

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                            (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference

                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to





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Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 29, 1995.



                                       COHU, INC.



                                       By:   /s/ CHARLES A. SCHWAN
                                           ------------------------------------
                                             CHARLES A. SCHWAN
                                             Vice President-Finance and
                                             Secretary





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
                               POWER OF ATTORNEY

         The officers and directors of Cohu, Inc. whose signatures appear below, hereby constitute and appoint J.W. Barnes and Charles A. Schwan, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 29, 1995.



Signature                              Title
/s/ J.W. BARNES
- -------------------------------
J.W. BARNES                            President, Director and Chief Executive Officer
                                       (Principal Executive Officer)

/s/ CHARLES A. SCHWAN
- -------------------------
CHARLES A. SCHWAN                      Vice President-Finance, Secretary, Chief Accounting
                                       Officer and Director (Principal Financial and
                                       Accounting Officer)
/s/ WILLIAM S. IVANS
- -----------------------------
WILLIAM S. IVANS                       Director and Chairman of the Board


/s/ GENE E. LEARY
- -----------------------------
GENE E. LEARY                          Director


/s/ FRANK W. DAVIS
- -----------------------------
FRANK W. DAVIS                         Director


/s/ HARRY L. CASARI
- ----------------------------
HARRY L. CASARI                        Director





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                                 EXHIBIT INDEX


                                                                                         Sequentially
                                                                                         Numbered Page
                                                                                         -------------

4.1     Certificate of Incorporation of the Company is incorporated                          --
        by reference to Exhibit 3 to the Company's 1981 Form 10-K
        filed with the Securities and Exchange Commission on
        April 2, 1982

4.2     The Amendments of the Certificate of Incorporation of the                            --
        Company are incorporated by reference to Exhibit 4.2 to the
        Registration Statement on Form S-8 filed with the
        Securities and Exchange Commission on October 28, 1994
        (File No. 33-85742)

4.3     The Bylaws of the Company, as amended, are incorporated by                           --
        reference to Exhibit 4.3 to the Registration Statement on
        Form S-8 filed with the Securities and Exchange Commission on October 28, 1994 (File No. 33-85742)

5       Opinion re legality                                                                  10

23.1    Consent of Counsel (included in Exhibit 5)                                           --

23.2    Consent of Independent Auditors                                                      13

24      Power of Attorney (included in signature pages to this                               --
        registration statement)





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